UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2012 (March 27, 2012)

VANGUARD HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 665-6000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On March 27, 2012, Vanguard Health Systems, Inc. (the “Company”) issued a press release announcing the pricing of an aggregate principal amount of $375.0 million of 7.750% Senior Notes due 2019 (the “New Notes”) in a private placement. The New Notes are being issued by Vanguard’s wholly-owned subsidiaries, Vanguard Health Holding Company II, LLC and Vanguard Holding Company II, Inc., pursuant to the indenture, dated as of January 26, 2011, governing its existing 7.750% Senior Notes due 2019. For information regarding this matter, the Company hereby incorporates by reference herein the information set forth in its press release, dated March 27, 2012, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits. The exhibit filed as part of this Current Report on Form 8-K is listed in the Exhibit Index, which is located at the end of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 28, 2012	VANGUARD HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ James H. Spalding
James H. Spalding
Executive Vice President, General Counsel and Secretary

VANGUARD HEALTH SYSTEMS, INC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Vanguard Health Systems, Inc., dated March 27, 2012, announcing the pricing of the New Notes.